UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The information discussed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01	Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K (the “Current Report”) under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under “For Stockholders” in the “Resources” section.

BREIT Q2 2023 Update

Now more than ever, where you invest matters. We are proud that BREIT has delivered strong performance for our investors across market cycles: +1.8% in the second quarter and a +12% annualized net return (Class I) since inception over six years ago, nearly triple the return of the publicly traded REITs.1,2 Our outperformance has always been grounded in using the Blackstone platform’s vast data and insights to invest behind secular shifts and see around corners to construct a high conviction portfolio.

Today, not all real estate is created equal. Higher interest rates and changes in the way we live and work are driving a significant bifurcation in performance across real estate sectors. While there continue to be challenges in commodity office, where BREIT has virtually no exposure, there is still demand for the best real estate in the best markets, which we believe BREIT owns.3 In fact, BREIT’s portfolio has generated an estimated 7%+ cash flow growth YTD, more than double inflation today.4 We are the largest owner of student housing in the United States, an all-weather sector where accelerating supply and demand fundamentals are driving outsized market rent growth of +9% year-over-year.5,6 Similarly, we are seeing unprecedented strength in industrial. The push by consumers for ‘2-hour’ vs ‘2-day’ delivery is accelerating demand for our last mile warehouses. The combination of this secular shift to e-commerce and onshoring of manufacturing has resulted in record low vacancy of 3% and leases being signed at 43% higher rents than expiring leases.7,8

Just like e-commerce drove demand for warehouses, cloud computing, content creation and the artificial intelligence (“AI”) revolution have driven a 49x increase in data creation and consumption over the last decade.9 Large technology companies are in the midst of an AI arms race which we believe will be a once-in-a-generation engine for future growth in data centers and is driving tremendous demand on the ground. We are capitalizing on this through our ownership of QTS, one of the fastest growing data center companies.10 Since our acquisition, we have tripled QTS’ size and have line of sight to double it again over the next few years through a strong development pipeline.11 With the release of ChatGPT alone, our data center business saw a step function increase in demand, with our leasing pipeline more than doubling since last year.12

Geography and market selection are equally important. BREIT’s top two markets are Florida and Texas, the fastest growing states in 2022.15 BREIT’s recent $800M sale of a hotel asset in Texas, the JW Marriott San Antonio, resulted in a profit of ~$275M, doubling our investors’ capital in just five years.16 In stark contrast, that same week, a different owner defaulted on two hotels in downtown San Francisco with values ultimately declining ~54% since 2016.17 This is not a coincidence: Texas is booming while San Francisco is facing significant challenges. In addition to avoiding challenged urban markets, BREIT has avoided distressed sectors like commodity office, for-sale housing and malls.3 Even before COVID, Blackstone Real Estate saw weakness in the office sector as capital expenditures were rising faster than rents and intentionally reduced its U.S. traditional office exposure from ~60% in 2007 to ~2% today.18,19

While rising interest rates have presented challenges for investors across asset classes, BREIT locked in low rates for over 90% of our balance sheet, insulating and positioning the portfolio for a higher rate environment.20 In addition, BREIT’s structure is working as designed to prevent a liquidity mismatch and maximize shareholder value.21 Since proration began, BREIT has paid out $8.1B to redeeming shareholders and a shareholder who began submitting repurchase requests when proration began has received over 90% of their money back.22,23

Looking ahead, we believe BREIT is poised to perform. Our valuations reflect a higher interest rate environment, having increased our assumed exit cap rates (lowered valuation multiples) in our key sectors by +18% since December 2021.24 Today, inflation is increasingly moving into the rearview mirror, which has helped stabilize long-term interest rates and, in turn, we’ve seen a stabilization of BREIT’s assumed exit cap rates over the past several months. As this major headwind subsides, our high-quality real estate portfolio in the right sectors and markets is generating strong cash flow growth that has not only driven performance year to date, but we believe will continue to do so going forward.4 The fundamentals in our high conviction sectors are solid and we’ve seen ~25%-60%+ declines in new supply in rental housing and industrial due to higher construction and financing costs.25 In addition, BREIT’s rents in our core sectors are below market: in multifamily and industrial specifically, market rents are 18% higher than BREIT’s in-place rents, creating significant embedded rent growth potential.26

No longer does a rising tide lift all boats, and we believe BREIT’s thoughtfully curated portfolio is well positioned today and into the future. We could not be more proud of the portfolio we have built and the performance we have delivered for our investors.

Thank you for your partnership and your continued trust in BREIT.

Preliminary Estimated Same Property Net Operating Income

The following table reconciles preliminary estimated GAAP net income (loss) to preliminary estimated same property NOI for the six months ended June 30, 2023 and 2022 ($ in thousands). Same property NOI growth is estimated to be more than 7% year to date based on the midpoint of the estimated year-over-year increase.

	Six Months Ended June 30, 2023 Estimated		2022 Actual
	Low	High
	(Unaudited)
Net income (loss)	$2,894	$3,198	$(714,487)
Adjustments to reconcile to same property NOI
Depreciation and amortization	1,987,021	1,987,021	1,873,400
Management fee	434,503	434,503	401,778
Performance participation allocation	—	—	623,166
(Income) loss from investments in real estate debt	(424,986)	(384,511)	159,750
Change in net assets of consolidated securitization vehicles	(96,536)	(87,343)	59,609
Loss (income) from interest rate derivatives	79,813	88,214	(1,308,636)
Net gain on dispositions of real estate	(829,318)	(750,335)	(422,414)
Interest expense	1,532,730	1,694,070	780,788
Income from unconsolidated entities	(547,240)	(495,122)	(124,511)
NOI attributable to non-controlling interests in third party joint ventures	(169,109)	(153,003)	(27,565)
NOI from unconsolidated entities	373,502	412,818	285,999
Other	375,549	415,081	551,405

NOI attributable to BREIT stockholders	2,718,823	3,164,591	2,138,282
Less: Non-same property NOI attributable to BREIT stockholders	904,596	1,257,328	405,519
Same property NOI attributable to BREIT stockholders	$1,814,227	$1,907,263	$1,732,763

Past performance does not guarantee future results. Financial data is estimated and unaudited. All figures as of June 30, 2023 unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

1.

Represents Class I shares. Please refer to page 4 for additional performance periods for all BREIT share classes. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The inception dates for the Class I, D, S and T shares are January 1, 2017, May 1, 2017, January 1, 2017 and June 1, 2017, respectively. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Past performance is not necessarily indicative of future results. Inception to date (“ITD”) returns are annualized consistent with the IPA Practice Guideline 2018. Second quarter and year to date returns are not annualized.

2.

Publicly traded REITs reflect the MSCI U.S. REIT Index total return as of June 30, 2023. BREIT’s Class I inception date is January 1, 2017. During the period from January 1, 2017 to June 30, 2023, BREIT’s Class I net return was 2.6x greater than the total return of the MSCI U.S. REIT Index. See Index Definitions for more information about the MSCI index.

3.	Commodity office refers to Class B and C office. As of June 30, 2023, Class A offices accounted for 2% of BREIT’s real estate asset value.

4.

Cash flow growth refers to BREIT’s preliminary estimated year to date same property NOI growth for the six months ended June 30, 2023 compared to the same period in the prior year (based on the midpoint of the preliminary estimated range of same property NOI). This data is not a comprehensive statement of our financial results for the six months ended June 30, 2023, and our actual results may differ materially from this preliminary estimated data. Net Operating Income (“NOI”) is a supplemental non-generally accepted accounting principles (“GAAP”) measure of our property operating results that we believe is meaningful because it enables management to evaluate the impact of occupancy, rents, leasing activity and other controllable property operating results at our real estate. We define NOI as operating revenues less operating expenses, which exclude (i) impairment of investments in real estate, (ii) depreciation and amortization, (iii) straight-line rental income and expense, (iv) amortization of above- and below-market lease intangibles, (v) lease termination fees, (vi) property expenses not core to the operations of such properties, and (vii) other non-property related revenue and expense items such as (a) general and administrative expenses, (b) management fee paid to the Adviser, (c) performance participation allocation paid to the Special Limited Partner, (d) incentive compensation awards, (e) income (loss) from investments in real estate debt, (f) change in net assets of consolidated securitization vehicles, (g) income from interest rate derivatives, (h) net gain (loss) on dispositions of real estate, (i) interest expense, (j) gain (loss) on extinguishment of debt, (k) other income (expense), and (l) similar adjustments for NOI attributable to non-controlling interests and unconsolidated entities. We evaluate our consolidated results of operations on a same property basis, which allows us to analyze our property operating results excluding acquisitions and dispositions during the periods under comparison. Properties in our portfolio are considered same property if they were owned for the full periods presented, otherwise they are considered non-same property. Recently developed properties are not included in same property results until the properties have achieved stabilization for both full periods presented. Properties held for sale, properties that are being redeveloped, and interests in unconsolidated entities under contract of sale with hard deposit or other factors ensuring the buyer’s performance are excluded from same property results and are considered non-same property. We do not consider our investments in the real estate debt segment or equity securities to be same property. For more information, please refer to BREIT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2023 and the prospectus. Additionally, please refer to page 8 for a reconciliation of estimated GAAP net (loss) income to same property NOI for the year to date periods ended June 30, 2023 and 2022. Based on 3% inflation reflecting U.S. Bureau of Labor Statistics data as of June 30, 2023 and represents the Consumer Price Index, which measures year-over-year changes in the prices paid by all urban consumers for a basket of goods and services consisting of all items in U.S. city average, not seasonally adjusted. NOI may not be correlated to or continue to keep pace with inflation and may slow as inflation slows. Inflation has ranged from 6.4% in January 2023 to 3% in June.

5.

Blackstone Proprietary Data and Axiometrics, as of June 30, 2023. New supply reflects beds under construction as a percentage of enrollment at the top 175 public universities by size, weighted by asset value in each ACC portfolio market. Under construction represents average annual completions delivering in 2023 and 2024. Demand represented by Axiometrics, Blackstone Proprietary Data, as of June 30, 2023. Reflects enrollment by academic year at the top 175 public universities by size, weighted by asset value in each ACC portfolio market.

6.

Student housing reflects Blackstone Proprietary Data as of July 7, 2023 and is based on a 9% increase in rents for the 2023-24 academic year compared to 2022-23 academic year based on 93% pre-leasing to date; assumes current asking rents are achieved for the remainder of the lease-up, of which there can be no assurance, and this information should not be considered an indication of future performance.

7.	As of June 30, 2023. Vacancy reflects trailing 12-month average in BREIT’s industrial portfolio.

8.	As of June 30, 2023. Represents quarterly leasing spreads and compares new or renewal rents to prior rents or expiring rents, as applicable in BREIT’s industrial portfolio.

9.	International Data Corporation (IDC), as of December 31, 2022. 2021 and 2022 represent year-end estimates. 49x represents comparison between 2010 and 2022.

10.

BREIT’s ownership interest in QTS was 33.5% as of June 30, 2023 and the QTS investment accounted for 3.2% of BREIT’s real estate asset value. “One of the fastest growing” reflects SEC filings of peers in the broader data center industry and Blackstone Proprietary Data, as of December 31, 2022. Represents comparison to publicly traded data center REITs measured by revenue growth.

11.	Based on leased megawatts at acquisition vs. June 30, 2023

12.

Blackstone Proprietary Data, as of June 30, 2023. Reflects comparison between BREIT’s data center leasing pipeline as of June 30, 2023, and BREIT’s 2022 total data center leasing. There can be no assurance that these leases will commence on their current terms, or at all, and this information should not be considered an indication of future performance.

13.	Intentionally omitted.

14.	Intentionally omitted.

15.

U.S. Census Bureau, as of December 22, 2022. Represents numeric population growth from July 1, 2021 to July 1, 2022. The select markets that are named represent BREIT’s largest two states by portfolio weighting. BREIT is invested in additional states which are not named above.

16.

Profit reflects BREIT’s net sale proceeds and cumulative income. Past performance is not necessarily indicative of prior performance and this transaction may not be representative of future dispositions or BREIT’s other portfolio holdings.

17.

2016 value represents HVS Consulting and Valuation Services valuation as part of the loan origination in 2016. Today’s value represents $725M loan balance which Park Hotels & Resorts announced on June 5, 2023 that it has ceased payments on.

18.

This material makes reference to Blackstone, a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is BREIT’s sponsor and an affiliate of the BREIT Adviser. Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of BREIT’s sponsor and its affiliates. An investment in BREIT is not an investment in BREIT’s sponsor or Blackstone as BREIT is a separate and distinct legal entity.

19.

Blackstone Proprietary Data, as of March 31, 2023. ~60% in 2007 represents Blackstone’s global opportunistic real estate private equity funds’ 61% holdings in U.S. office by value in Q2 2007. Today represents U.S. office as a percentage of Blackstone Real Estate’s global real estate holdings as of March 31, 2023.

20.

Percentage fixed rate financing is measured by dividing (i) the sum of our consolidated fixed rate debt, secured financings on investments in real estate debt with matched underlying interest rate exposure, and the outstanding notional principal amount of corporate and consolidated investment interest rate swaps, by (ii) total consolidated debt outstanding. 6+ year duration reflects the weighted average duration of fixed and swapped consolidated property level and entity level debt. Excludes BREIT’s pro rata share of debt within its unconsolidated real estate investments.

21.

Refers to the up to 2% of NAV monthly repurchase limit and up to 5% of NAV quarterly repurchase limit under the Repurchase Plan. For the avoidance of doubt, both of these limits are assessed during each month in a calendar quarter. Pursuant to the Repurchase Plan, BREIT may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in its discretion at any time. Further, our Board of Directors may make exceptions to, modify or suspend the Repurchase Plan. Please see BREIT’s prospectus, periodic reporting and www.breit.com for more information on the Repurchase Plan.

22.	Refers to aggregate repurchase requests fulfilled from November 30, 2022 to June 30, 2023.

23.	Reflects repurchase proceeds received assuming an investor has submitted repurchase requests monthly since November 2022.

24.

Blackstone Proprietary Data, as of June 30, 2023. Reflects the percent change in BREIT’s weighted average rental housing and industrial assumed exit cap rate for its real estate portfolio from December 31, 2021 to June 30, 2023, weighted by BREIT’s asset value in each sector for the respective time period. BREIT’s asset values are calculated monthly through a robust valuation process and include ground-up, asset-by-asset valuations that reflect real time inputs, allowing us to make dynamic adjustments as the market evolves. For further information, please refer to the ‘Net Asset Value Calculation and Valuation Guidelines’ in BREIT’s prospectus, which describe our valuation process and the independent third parties who assist us.

25.

Rental housing new supply reflects U.S. Census Bureau, as of June 30, 2023. Represents decline in seasonally adjusted U.S. new privately owned housing units authorized in permit-issuing places from 2022 peak of the trailing three-month period ended February 28, 2022 to the trailing three-month period ended June 30, 2023. Includes single and multifamily dwellings. Privately owned housing units authorized in permit-issuing places reflect the earliest phase of a residential construction project as defined by the U.S. Census Bureau and is distinct from later phases such as starts, under construction and completed housing units, which may differ in volume over a given period. As of June 30, 2023, the rental housing sector accounted for 56% of BREIT’s real estate asset value. Industrial new supply reflects CoStar data as of July 17, 2023 and represents the new construction starts in the industrial sector for Q2 2023 vs. recent peak (Q3 ’22). As of June 30, 2023, the industrial sector accounted for 23% of BREIT’s real estate asset value.

26.

As of June 30, 2023. Represents our estimate of the embedded growth potential between BREIT’s in-place multifamily and industrial portfolio rents and achievable market rents. We estimate that BREIT’s multifamily (excluding affordable housing) in-place rent roll has a 2% embedded growth potential and that BREIT’s industrial in-place rent roll has a 35% embedded growth potential. Reflects Blackstone Proprietary Data. Does not represent the entirety of BREIT’s portfolio and is not a measure, or indicative, of overall portfolio performance or returns. Other BREIT property sectors may have lower embedded growth potential. Any expectations that in-place rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change, are presented for illustrative purposes only and do not constitute forecasts. There can be no assurance that any such results will actually be achieved. Embedded rent growth will not directly correlate with increased returns. A number of factors, including operating expenses as described in Note 4 will impact BREIT’s net returns and performance. BREIT’s industrial assets have a 4.1-year weighted average lease length and BREIT’s rental housing assets have an approximately 0.5-year weighted average lease length. Reflects real estate properties only, including unconsolidated properties, and does not include real estate debt investments. For a complete list of BREIT’s real estate investments (excluding equity in public and private real estate-related companies), visit www.breit.com/properties. As of June 30, 2023, the multifamily (excluding affordable housing) sector accounted for 27% of BREIT’s real estate asset value and the industrial sector accounted for 23% of BREIT’s real estate asset value.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it.

The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices. The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, return of capital may be more or less than the original investment depending on the value of assets.

An investment in BREIT differs from the MSCI U .S. REIT Index in that BREIT is not a publicly traded U.S. Equity REIT. The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis. An investment in private real estate differs from the MSCI U.S. REIT Index in that private real estate investments are not publicly traded U.S. Equity REITs.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: July 27, 2023

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary